Exhibit 99.1

Domtar Corporation

Letter of Transmittal and Consent

Offers to Exchange

Any and All of the Outstanding

7.875% Domtar Inc. Notes due 2011	5.375% Domtar Inc. Notes due 2013
(CUSIP 257561AU4)	(CUSIP 257561AV2)

7 1/8% Domtar Inc. Notes due 2015	9 1/2% Domtar Inc. Debentures due 2016
(CUSIP 257561AW0)	(CUSIP 257561AT7)

For

An Equal Principal Amount of Newly-Issued Domtar Corporation Notes of the Corresponding Series and Solicitation of Consents for Amendment of the Related Indentures

EACH EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON NOVEMBER 14, 2007, UNLESS EXTENDED OR EARLIER TERMINATED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”). IN ORDER TO BE ELIGIBLE TO RECEIVE THE EARLY CONSENT PAYMENT, HOLDERS OF THE DOMTAR INC. NOTES MUST VALIDLY TENDER AND NOT WITHDRAW THEIR DOMTAR INC. NOTES ON OR PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 30, 2007, UNLESS EXTENDED BY US WITH RESPECT TO ONE OR MORE OF THE EXCHANGE OFFERS (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED WITH RESPECT TO ONE OR MORE OF THE EXCHANGE OFFERS, THE “EARLY CONSENT DATE”).

Deliver By Hand, Overnight Delivery or Mail to the Exchange Agent

(Registered or Certified Mail Recommended):

Global Bondholder Services Corporation

65 Broadway, Suite 723

New York, NY 10006

Attention: Corporate Actions

By Facsimile Transmission (Eligible Institutions Only):

(212) 430-3775

Attention: Corporate Actions

Confirm Facsimile by Telephone: (212) 430-3774

DELIVERY OF THIS LETTER OF TRANSMITTAL AND CONSENT (“LETTER OF TRANSMITTAL”) TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED. THE INSTRUCTIONS INCLUDED WITH THIS LETTER OF TRANSMITTAL MUST BE FOLLOWED.

Questions regarding the exchange offers and consent solicitations or the completion of this Letter of Transmittal should be directed to Global Bondholder Services Corporation, the Information Agent, at the following telephone number: banks and brokers, (212) 430-3774; and all others call toll free, (866) 470-3700.

The undersigned acknowledges that he or she has received and reviewed the Prospectus and Consent Solicitation Statement, dated October 17, 2007 (the “Prospectus”) of Domtar Corporation, a Delaware corporation (“Domtar Corp.” or the “Company”), and this Letter of Transmittal, which together constitute (i) Domtar Corp.’s offers to holders of Domtar Inc.’s outstanding 7.875% Notes due 2011, 5.375% Notes due 2013, 7 1/8% Notes due 2015 and 9 1/2% Debentures due 2016, which we refer to together as the “Domtar Inc. notes,” of an opportunity to exchange, for each $1,000 principal amount of applicable Domtar Inc. notes, $1,000 principal amount of Domtar Corp.’s corresponding new 7.875% Notes due 2011, 5.375% Notes due 2013, 7.125% Notes due 2015 and 9.5% Notes due 2016, as applicable, or the “Domtar Corp. notes” and (ii) Domtar Corp.’s solicitation of consents (the “consents”) from holders of the applicable series of Domtar Inc. notes to certain proposed amendments described in the Prospectus (the “proposed amendments”) to the Indenture, dated as of November 18, 2003 (the “2003 Indenture”), between Domtar Inc. and The Bank of New York, a New York banking corporation (“The Bank of New York”), as successor trustee, relating to the 7 1/8% Domtar Inc. notes due 2015 and the 5.375% Domtar Inc. notes due 2013, the Indenture, dated as of October 16, 2001 (the “2001 Indenture”), between Domtar Inc. and The Bank of New York, as successor trustee, relating to the 7.875% Notes due 2011 and the Indenture, dated as of July 31, 1996 (the “1996 Indenture”), between Domtar Inc. and The Bank of New York, as trustee, relating to the 9 1/2% Debentures due 2016. The 2003 Indenture, the 2001 Indenture and the 1996 Indenture are referred to collectively as the “Domtar Inc. Indentures.” The total cash payment for each series of Domtar Inc. notes will include an early consent payment of $2.50 for each $1,000 principal amount of Domtar Inc. notes tendered, which will be paid only to holders who validly tender and do not validly withdraw their Domtar Inc. notes on or prior to the applicable early consent date (the “early consent payment”), and a cash payment representing accrued and unpaid interest to, but not including, the settlement date (the “outstanding interest payment”). Holders who validly tender their Domtar Inc. notes after the applicable early consent date will receive the outstanding interest payment with respect to such Domtar Inc. notes, but not the early consent payment.

The exchange offers with respect to the above series of Domtar Inc. notes are collectively referred to as the “exchange offers” and the consent solicitations with respect to such Domtar Inc. notes are collectively referred to as the “consent solicitations.”

Holders who tender Domtar Inc. notes pursuant to the exchange offers and consent solicitations will be deemed to consent with respect to the proposed amendments.

The exchange offer and consent solicitation for each series of Domtar Inc. notes is being made independently of the other exchange offers and consent solicitations. Domtar Corp. reserves the right to amend, extend or terminate each exchange offer and consent solicitation independently of the other exchange offers and consent solicitations, as described in the Prospectus.

Canadian proxy solicitations and debenture acquisitions

Concurrently with the exchange offers, Domtar Inc. will solicit proxies from holders of its outstanding Canadian dollar denominated debt securities (the “Canadian debentures”) for use at a meeting of holders of each series of such debentures, at which Domtar Inc. will seek approval of such holders to amend the indentures pursuant to which such series of debentures were issued to provide Domtar Corp. with the right to acquire, at any time, all outstanding Canadian debentures of such series in consideration for the issuance of an equal principal amount of

Domtar Corp.’s newly issued debt securities of the corresponding series (the “Canadian proxy solicitations”). If such amendment is approved by the holders of a series of the Canadian debentures, Domtar Corp. intends to acquire all of the outstanding Canadian debentures of such series in exchange for newly issued debt securities of Domtar Corp. concurrently with the consummation of the exchange offers.

Withdrawal rights

Domtar Inc. notes tendered before the applicable early consent date may be withdrawn, and consents provided during such period may be revoked, at any time on or prior to the applicable early consent date but not thereafter. A valid withdrawal of tendered Domtar Inc. notes will also constitute the revocation of the related consent to the proposed amendments. Domtar Inc. notes tendered after the applicable early consent date may not be withdrawn and the related consents may not be revoked. See the sections of the Prospectus entitled “The exchange offers—Expiration, extension, amendment and termination of exchange offers” and “The exchange offers—Withdrawal of tenders and revocation of corresponding consents” for a more complete description of the exchange offers and withdrawal provisions.

Conditions

The exchange offers are subject to certain conditions that Domtar Corp. may assert or waive. The conditions include, among other things, the condition that there shall have been validly tendered and not withdrawn pursuant to the exchange offers an aggregate principal amount of Domtar Inc. notes that, together with the U.S. dollar equivalent of the aggregate principal amount of Canadian debentures that Domtar Corp. has the right to acquire as a result of the Canadian proxy solicitations, is at least equal to 75% of the sum of the aggregate outstanding principal amount of the Domtar Inc. notes and the U.S. dollar equivalent of the aggregate outstanding principal amount of the Canadian debentures (the “minimum amount condition”). For additional information, see the section of the Prospectus entitled “The exchange offers—Conditions to the exchange offers and consent solicitations.”

Letter of transmittal

This Letter of Transmittal is to be used by holders if (i) certificates representing Domtar Inc. notes are to be physically delivered to the Exchange Agent herewith by such holders, or (ii) tender of Domtar Inc. notes is to be made by book-entry transfer to the Exchange Agent’s account at The Depository Trust Company (“DTC”) pursuant to the procedures set forth in the Prospectus under “The exchange offers—Procedures for tendering notes and delivering consents,” by any financial institution that is a participant in DTC and whose name appears on a security position listing as the owner of Domtar Inc. notes, unless an Agent’s Message (as defined below) is delivered in connection with such book-entry transfer. Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

Tenders by book-entry transfer may also be made by delivering an Agent’s Message pursuant to DTC’s Automated Tender Offer Program (“ATOP”) in lieu of this Letter of Transmittal. Any DTC participant that has Domtar Inc. notes credited to its DTC account may, and all custodial entities that are DTC participants must, tender Domtar Inc. notes and deliver consents to the proposed amendments to the applicable Domtar Inc. indenture by effecting a book-entry transfer of the Domtar Inc. notes to be tendered in the exchange offers into the account of the Exchange Agent at DTC and, electronically transmitting its acceptance of the exchange offers through DTC’s ATOP procedures for transfer before the exchange offers expire.

By causing the Domtar Inc. notes to be credited to the Exchange Agent’s account at DTC in accordance with DTC’s procedures for transfer, including the transmission by DTC of an agent’s message to the Exchange Agent, the holder will be deemed to confirm, on behalf of itself and the beneficial owners of such notes, all provisions of this Letter of Transmittal applicable to it and such beneficial owners as fully as if it had completed the information required herein and executed and delivered this Letter of Transmittal to the Exchange Agent. As used herein, the term “Agent’s Message” means a message, transmitted by DTC to and received by the Exchange Agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from a DTC participant tendering Domtar Inc. notes that the participant has received and agrees to be bound by the terms of the Letter of Transmittal and that Domtar Corp. and Domtar Inc. may enforce the agreement against the participant.

Holders tendering Domtar Inc. notes pursuant to the exchange offers will thereby consent to the proposed amendments as described in the Prospectus in the section entitled “The consent solicitations—The proposed amendments.” The completion, execution and delivery of this Letter of Transmittal (or the delivery by DTC of an Agent’s Message in lieu thereof) constitutes the delivery of a consent with respect to the Domtar Inc. notes tendered.

Subject to the terms and conditions of the exchange offers and consent solicitations and applicable law, Domtar Corp. will deposit with the Exchange Agent the Domtar Corp. notes in book-entry form and the amount of any cash payable in respect of tendered Domtar Inc. notes.

The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the new Domtar Corp. notes and cash from Domtar Corp. and then delivering new Domtar Corp. notes (in book-entry form) and cash to or at the direction of those holders. The Exchange Agent will make this delivery on the same day Domtar Corp. deposits the new Domtar Corp. notes and cash, or as soon as is thereafter practicable.

Tender of Domtar Inc. Notes

To effect a valid tender of Domtar Inc. notes through the completion, execution and delivery of this Letter of Transmittal, the undersigned must complete the table entitled “Description of Domtar Inc. Notes Tendered and in Respect of which Consent Is Given” below and sign this Letter of Transmittal where indicated.

Signatures on the Letter of Transmittal must be guaranteed by a firm that is a participant in the Security Transfer Agents Medallion Program or the Stock Exchange Medallion Program (generally a member of a registered national securities exchange, a member of the National Association of Securities Dealers. Inc. or a commercial bank or trust company having an office in the United States) (an “Eligible Institution”) unless (i) the Letter of Transmittal is signed by the holder of the Domtar Inc. notes tendered therewith and the Domtar Corp. notes or any Domtar Inc. notes not tendered or not accepted for exchange are to be issued to such holder or (ii) such Domtar Inc. notes are tendered for the account of an Eligible Institution.

If tendered notes are registered to a person who did not sign the Letter of Transmittal, they must be endorsed by, or be accompanied by a written instrument of transfer duly executed by, the registered holder with the signature guaranteed by an Eligible Institution and appropriate powers of attorney signed exactly as the name of the registered holder appears on the Domtar Inc. notes. All questions of adequacy of the form of the writing will be determined by Domtar Corp. in its sole discretion.

If the Letter of Transmittal or any Domtar Inc. notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by us, submit evidence satisfactory to Domtar Corp. of their authority to so act with the Letter of Transmittal.

The Domtar Corp. notes will be delivered only in book-entry form through DTC and only to the DTC account of the undersigned or the undersigned’s custodian as specified in the table below. Failure to provide the information necessary to effect delivery of the Domtar Corp. notes will render a tender defective and Domtar Corp. will have the right, which it may waive, to reject such tender.

The undersigned has completed the appropriate boxes below and signed this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the exchange offers.

☐	CHECK HERE IF TENDERED DOMTAR INC. NOTES ARE ENCLOSED HEREWITH. THE DOMTAR CORP. NOTES ARE TO BE CREDITED TO THE FOLLOWING ACCOUNT:

Name of DTC Participant:

DTC Participant Account Number:

Contact DTC Participant at:

☐	CHECK HERE IF TENDERED DOMTAR INC. NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC AND COMPLETE THE FOLLOWING:

Name of Tendering Institution (s):

Account Number:

Transaction Code Number:

List below the Domtar Inc. notes to which this Letter of Transmittal relates. If the space provided below is inadequate, the certificate numbers and principal amount of the Domtar Inc. notes should be listed on a separate signed schedule affixed hereto.

DESCRIPTION OF DOMTAR INC. NOTES TENDERED AND IN RESPECT OF WHICH CONSENT IS GIVEN
1	2	3	4
Name(s) and Address(es) of Holder(s) or Name of DTC Participant and Participant’s DTC Account Number in Which Domtar Inc. Notes are Held	Title of Series	Aggregate Principal Amount Represented by Domtar Inc. Notes	Principal Amount Tendered*

	Total Notes

*  Unless otherwise indicated in this column, a holder will be deemed to have tendered all of the notes represented by the Domtar Inc. notes indicated in column 3. The principal amount of each series of the Domtar Inc. notes tendered hereby must be in a denomination of $1,000 or any integral multiple thereof. See instruction 4 under “Instructions Forming Part of the Terms and Conditions of the Exchange Offers and Consent Solicitations” below.

Please read the accompanying instructions carefully

Ladies and gentlemen:

Upon the terms and subject to the conditions of the exchange offers, the undersigned hereby tenders to the Company the aggregate principal amount of each series of Domtar Inc. notes indicated above and consents to the proposed amendments with respect to such tendered Domtar Inc. notes. Subject to, and effective upon the acceptance for exchange of the Domtar Inc. notes tendered hereby, the undersigned hereby (i) sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to such Domtar Inc. notes as are being tendered hereby, (ii) waives any and all other rights with respect to the Domtar Inc. notes (including without limitation, any existing or past defaults and their consequences in respect of the Domtar Inc. notes and the applicable Domtar Inc. indenture under which the Domtar Inc. notes were issued) and releases and discharges Domtar Inc. and its affiliates from any and all claims the undersigned may have now, or may have in the future, arising out of, or related to, the Domtar Inc. notes, including without limitation any claims that the undersigned is entitled to receive additional principal or interest payments with respect to the Domtar Inc. notes or to participate in any redemption or defeasance of the Domtar Inc. notes, and (iii) consents to the proposed amendments.

The undersigned hereby irrevocably constitutes and appoints the Exchange Agent as the undersigned’s true and lawful agent and attorney-in-fact with respect to such tendered Domtar Inc. notes, with full power of substitution, among other things, to cause the Domtar Inc. notes to be assigned, transferred and exchanged. The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Domtar Inc. notes, and to acquire Domtar Corp. notes issuable upon the exchange of such tendered Domtar Inc. notes, and that, when the same are accepted for exchange, the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by the Company. The undersigned hereby delivers to the Company and the applicable trustee this Letter of Transmittal as evidence of the undersigned’s consent to the proposed amendments and as certification that validly tendered and unrevoked consents from holders of the requisite aggregate principal amount of any series of outstanding Domtar Inc. notes to adopt the proposed amendments with respect to such series, duly executed by holders of such Domtar Inc. notes, have been received, all in accordance with the terms and conditions of the exchange offers and consent solicitations as described in the Prospectus. The undersigned hereby further represents and warrants that the undersigned is the owner of the Domtar Inc. notes.

The undersigned agrees and acknowledges that, by the execution and delivery hereof, the undersigned makes and delivers its written consent, with respect to the Domtar Inc. notes tendered hereby, to the proposed amendments and expressly waives all claims against the Company and its affiliates with respect to the Domtar Inc. indentures and the Domtar Inc. notes. The undersigned understands that the consent delivered hereby shall remain in full force and effect until such consent is revoked in accordance with the procedures set forth in the Prospectus and this Letter of Transmittal, which procedures are hereby agreed to be applicable in lieu of any and all other procedures set forth in the applicable Domtar Inc. indenture, which are hereby waived. The undersigned understands that consents may not be revoked after the early consent date. It is expected that, assuming receipt of the requisite consent with respect to a series of the Domtar Inc. notes, the supplemental indentures to the Domtar Inc. indentures governing that series will be executed by the Company and the corresponding trustee promptly after the early consent date and will become effective upon execution and delivery by such parties. Proposed amendments will only become operative immediately prior to the acceptance for exchange of all Domtar Inc. notes of such series that are validly tendered (and not withdrawn) on or prior to the early consent date.

For purposes of the exchange offers, the undersigned understands that the Company will be deemed to have accepted for purchase validly tendered Domtar Inc. notes if, as and when the Company gives oral or written notice thereof to the Exchange Agent. For purposes of the consent solicitations, consents validly delivered to the Exchange Agent will be deemed to have been accepted by the Company if, as and when the Company and the trustee execute the supplemental indenture to the relevant Domtar Inc. indenture promptly after the early consent date, provided that the Company shall have no obligation to make early consent payments unless Domtar Inc. notes are exchanged pursuant to the relevant exchange offer.

The undersigned understands that tenders of Domtar Inc. notes and the deliveries of the related consents may be validly withdrawn or validly revoked by written notice of withdrawal or revocation received by the Exchange Agent at any time on or prior to the early consent date. Holders may not withdraw previously tendered Domtar Inc. notes on or prior to the early consent date without revoking the previously delivered consents to which such tender relates. Tendered Domtar Inc. notes may not be validly withdrawn and the related consents may not be validly revoked subsequent to the early consent date. Accordingly, tenders of Domtar Inc. notes and the related consents delivered after the early consent date will be irrevocable.

The undersigned acknowledges that the Company’s acceptance of Domtar Inc. notes validly tendered for exchange pursuant to any one of the procedures described in the section of the Prospectus entitled “The exchange offers” and in the instructions hereto will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the exchange offers and consent solicitations, which contract will be governed by, and construed in accordance with, the laws of the State of New York.

The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the sale, assignment and transfer of the Domtar Inc. notes tendered, to effect the undersigned’s consent to the proposed amendments and to complete the supplemental indentures to the Domtar Inc. indentures providing for such proposed amendments. All authority conferred or agreed to be conferred in this Letter of Transmittal and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. This tender may be withdrawn only in accordance with the procedures set forth in the section of the Prospectus entitled “The exchange offers—Withdrawal of tenders and revocation of corresponding consents.”

The undersigned hereby irrevocably appoints the Exchange Agent to act as its agent for the purpose of receiving payment from the Company and transmitting such payment to the undersigned and crediting the Domtar Corp. notes to the account of the undersigned. The undersigned acknowledges and agrees that payment shall be deemed to have been made by the Company upon the transfer by the Company of the early consent payment, if applicable, and the accrued and unpaid interest payable and the delivery of the Domtar Corp. notes to the Exchange Agent or in accordance with the Exchange Agent’s instructions. The undersigned further acknowledges and agrees that (1) under no circumstances will interest be paid by the Company on the amount of the consideration by reason of any delay on behalf of the Exchange Agent in making such payment or crediting the Domtar Corp. notes and (2) the making of the payment and delivery of the Domtar Corp. notes by the Company to the Exchange Agent or pursuant to the Exchange Agent’s instructions shall fully discharge the Company’s obligations to make payment in relation to the exchange offers and the consent solicitations and in no event will the Company be liable for interest or damages in relation to any delay or failure of payment to be remitted to any holder.

The undersigned understands that the Company’s obligation to accept for exchange, and to exchange, Domtar Inc. notes validly tendered pursuant to the exchange offers and to make the early consent payments and the outstanding interest payment is conditioned upon the satisfaction or waiver of the minimum amount condition. See the section of the Prospectus entitled “The exchange offers—Conditions to the exchange offers and consent solicitations.” Any Domtar Inc. notes not accepted for exchange will be returned promptly to the undersigned at the address set forth below unless otherwise indicated under “Special Delivery Instructions” below. None of the exchange offers or the consent solicitations is conditioned upon the completion of the other exchange offers or consent solicitations.

The undersigned understands that the delivery and surrender of the Domtar Inc. notes is not effective, and the risk of loss of the Domtar Inc. notes does not pass to the Exchange Agent, until receipt by the Exchange Agent of this Letter of Transmittal (or a facsimile hereof) properly completed and duly executed, together with all accompanying evidences of authority and any other required documents in form satisfactory to the Company, or receipt of an Agent’s Message. All determinations as to the form of all documents and the validity (including time of receipt) and acceptance of tenders and withdrawals of Domtar Inc. notes and deliveries and revocations of consents will be made by the Company, in its sole discretion, which determination shall be final and binding.

Unless otherwise indicated herein in the box entitled “Special Issuance Instructions” below, please credit any Domtar Corp. notes in the principal amount issuable in the exchange to the account indicated above in the box entitled “Description of Domtar Inc. Notes Tendered and in Respect of which Consent Is Given” maintained at DTC. Similarly, unless otherwise indicated under the box entitled “Special Delivery Instructions” below, please credit any Domtar Inc. notes not exchanged to the account indicated above in the box entitled “Description of Domtar Inc. Notes Tendered and in Respect of which Consent Is Given” maintained at DTC or, in the case of certificates representing Domtar Inc. notes not exchanged, please send substitute certificates representing Domtar Inc. notes not exchanged to the undersigned. Unless indicated under the box entitled “Special Cash Payment Delivery Instructions” below, please credit to the account indicated above in the box entitled “Description of Domtar Inc. Notes Tendered and in Respect of which Consent Is Given” maintained at DTC (i) the early consent payment of $2.50 for each $1,000 principal amount of Domtar Inc. notes tendered that have been validly tendered and not validly withdrawn on or prior to the early consent date and (ii) the outstanding interest payment for the Domtar Inc. notes that have been validly tendered and not validly withdrawn at any time on or prior to the expiration date.

The undersigned, by completing the box entitled “Description of Domtar Inc. Notes Tendered and in Respect of which Consent Is Given” above and signing this letter, will be deemed to have tendered the Domtar Inc. notes as set forth in such box above and to have consented to the amendment of the Domtar Inc. indenture.

SPECIAL ISSUANCE INSTRUCTIONS (See Instruction 3)	SPECIAL DELIVERY INSTRUCTIONS (See Instruction 6)	SPECIAL CASH PAYMENT DELIVERY INSTRUCTIONS

To be completed ONLY if any Domtar Corp. notes are to be credited to an account maintained at DTC other than the account indicated in the box entitled “Description of Domtar Inc. Notes Tendered and in Respect of which Consent Is Given.”

Please credit Domtar Corp. notes to:

Name of DTC Participant:

DTC Participant Account Number:

Contact DTC Participant at:

To be completed ONLY if any Domtar Inc. notes in the principal amount not accepted for exchange are to be returned by credit to an account maintained at DTC other than the account indicated above or are to be issued in the name of someone other than the undersigned or at an address other than that shown in the box entitled “Description of Domtar Inc. Notes Tendered and in Respect of which Consent Is Given.”

Please credit unexchanged Domtar Inc. notes delivered by book-entry transfer to:

Name of DTC Participant:

DTC Participant Account Number:

Contact DTC Participant at:

Please send substitute certificates representing Domtar Inc. Notes not exchanged to:

Name:

Address:

To be completed ONLY if any early consent payments and outstanding interest payments are to be credited to an account maintained at DTC other than the account indicated in the box entitled “Description of Domtar Inc. Notes Tendered and in Respect of which Consent Is Given.”

Please credit early consent payments and outstanding interest payment to:

Name of DTC Participant:

DTC Participant Account Number:

Contact DTC Participant at:

Sign here

(TO BE COMPLETED BY ALL TENDERING AND CONSENTING HOLDERS OF DOMTAR INC. NOTES)

By completing, executing and delivering this Letter of Transmittal, the undersigned hereby tenders, and consents to the proposed amendment to the indenture (and to the execution of a Supplemental Indenture effecting the amendment) with respect to, the principal amount of each series of Domtar Inc. notes listed in the table above entitled “Description of Domtar Inc. Notes Tendered and in Respect of which Consent Is Given.”

Signature of Registered Holder(s) or Authorized Signatory (See guarantee requirement below.)	Date

Signature of Registered Holder(s) or Authorized Signatory (See guarantee requirement below.)	Date

Signature of Registered Holder(s) or Authorized Signatory (See guarantee requirement below.)	Date

Area Code and Telephone Number:

If a holder of any series of Domtar Inc. notes is tendering any Domtar Inc. notes, this Letter of Transmittal must be signed by the Registered Holders exactly as its name appears on a securities position listing of DTC or by any persons authorized to become the Registered Holders by endorsements and documents transmitted herewith. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please so indicate at the line entitled “Capacity (full title)” and submit evidence satisfactory to the Exchange Agent and Domtar Corp. of such person’s authority to so act. See Instruction 5.

Name(s):

(Please Type or Print)

Capacity (full title):

Address:

(Including Zip Code)

MEDALLION SIGNATURE GUARANTEE

(If required-See Instruction 5.)

Signature(s) Guaranteed by an Eligible Institution:

(Authorized Signature)

(Title)

(Name of Firm)

(Title)

(Address)

Dated                     , 2007

Instructions forming part of the terms and

conditions of the exchange offers and consent solicitations

1. Delivery of Letter of Transmittal. This Letter of Transmittal is to be completed by tendering holders of Domtar Inc. notes if tender of such Domtar Inc. notes is to be made by book-entry transfer to the Exchange Agent’s account at DTC and instructions are not being transmitted through ATOP. Holders who tender their Domtar Inc. notes through DTC’s ATOP procedures shall be bound by, but need not complete, this Letter of Transmittal. Thus, a Letter of Transmittal need not accompany tenders effected through ATOP.

The Letter of Transmittal (or facsimile copy), with any required signature guarantees or, in the case of book-entry transfer, an Agent’s Message in lieu of the Letter of Transmittal, and any other required documents, must be transmitted to and received by the Exchange Agent on or before the expiration date of the exchange offers at its address set forth on the back cover page of the Prospectus. Domtar Inc. notes will not be deemed surrendered until the Exchange Agent receives the Letter of Transmittal and signature guarantees, if any, or agent’s message and any other required documents.

The method of delivery of Domtar Inc. notes, the Letter of Transmittal, and all other required documents to the Exchange Agent is at your election and risk. Instead of delivery by mail, you should use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure delivery to and receipt by the Exchange Agent on or before the expiration date. Send the Letter of Transmittal or any Domtar Inc. notes only to the Exchange Agent. Delivery of such documents to DTC or us does not constitute delivery to the Exchange Agent.

2. Consents to Proposed Amendments. A valid consent to the proposed amendments may be given only by a holder or its attorney-in-fact. A beneficial owner who is not a holder must arrange with the holder to execute and deliver a Consent on its behalf, obtain a properly completed irrevocable proxy that authorizes such beneficial owner to consent to the proposed amendments on behalf of such holder or become a holder. Notwithstanding the foregoing, any DTC participant which has Domtar Inc. notes credited to its DTC account at any time (and thereby held of record by DTC’s nominee) may directly provide a Consent to the proposed amendments as though it were the registered holder by so completing, executing and delivering this Letter of Transmittal. A DTC participant using ATOP may validly deliver a Consent using ATOP with respect to the Domtar Inc. notes transferred through ATOP.

3. Delivery of the Domtar Corp. Notes. All Domtar Corp. notes will be delivered only in book-entry form through DTC. Accordingly, the appropriate DTC participant name and number (along with any other required account information) for such delivery must be provided in either the table hereof entitled “Description of Domtar Inc. Notes Tendered and in Respect of which Consent Is Given” or, in the case of Domtar Corp. Notes to be credited to an account other than as set forth in such table, provided in the “Special Issuance Instructions” box of this Letter of Transmittal. Holders who anticipate tendering by a method other than through DTC are urged to promptly contact a bank, broker or other intermediary (that has the capability to hold securities custodially through DTC) to arrange for receipt of any Domtar Corp. notes delivered pursuant to the exchange offers and to obtain the information necessary to complete the table.

4. Amount of Tenders. Tenders of Domtar Inc. notes will be accepted only in denominations of $1,000 and integral multiples thereof. Book-entry transfers to the Exchange Agent should be made in the exact principal amount of Domtar Inc. notes tendered and in respect of which consent is given. If less than the entire principal amount of any Domtar Inc. notes evidenced by a submitted certificate is tendered, the tendering holder must fill in the principal amount tendered in the last column of the appropriate box under the heading “Description of Domtar Inc. Notes Tendered and in Respect of which Consent Is Given.” The entire principal amount represented by the certificates for all Domtar Inc. delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated. If the entire principal amount of all Domtar Inc. notes is not tendered or not accepted for exchange, certificates for the principal amount of Domtar Inc. notes not tendered or not accepted for exchange will be sent (or, if tendered by book-entry transfer, returned by credit to the account at DTC designated herein) to the holder unless otherwise provided in the appropriate box in this Letter of Transmittal promptly after the Domtar Inc. notes are accepted for exchange.

5. Signatures on Letter of Transmittal; Instruments of Transfer; Guarantee of Signatures. Signatures on the Letter of Transmittal must be guaranteed by a firm that is a participant in the Security Transfer Agents Medallion Program or the Stock Exchange Medallion Program (generally a member of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office in the United States) (an “Eligible Institution”), unless (i) the Letter of Transmittal is signed by the holder of the Domtar Inc. notes tendered therewith and the Domtar Corp. notes or any Domtar Inc. notes not tendered or not accepted for exchange are to be issued to such holder or (ii) such Domtar Inc. notes are tendered for the account of an Eligible Institution.

If tendered notes are registered to a person who did not sign the Letter of Transmittal, they must be endorsed by, or be accompanied by a written instrument of transfer duly executed by, the registered holder with the signature guaranteed by an Eligible Institution and appropriate powers of attorney, signed exactly as the name of the registered holder appears on the Domtar Inc. notes. All questions as to adequacy of the form of the writing will be determined by Domtar Corp. in its sole discretion.

If the Letter of Transmittal or any Domtar Inc. notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by us, submit evidence satisfactory to us of their authority to so act with the Letter of Transmittal.

6. Special Delivery Instructions. If the Domtar Inc. notes, if any, in principal amount not accepted for exchange are to be returned by credit to an account maintained at DTC other than the account indicated above or are to be issued in the name of someone other than the undersigned or at an address other than that shown in the box entitled “Description of Domtar Inc. Notes Tendered and in Respect of which Consent Is Given,” the signer of this Letter of Transmittal should complete the “Special Delivery Instructions” box on this Letter of Transmittal. All Domtar Inc. notes tendered by book-entry transfer and not accepted for exchange will otherwise be returned by crediting the account at DTC designated above.

7. Validity of Tenders. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Domtar Inc. notes in connection with the exchange offers will be determined by Domtar Corp., in its sole discretion, and its determination will be final and binding. Domtar Corp. reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of its counsel, be unlawful.

Domtar Corp. also reserves the absolute right to waive any defect or irregularity in the tender of any Domtar Inc. notes in the exchange offers, and its interpretation of the terms and conditions of each exchange offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. None of Domtar Corp., Domtar Inc., the Exchange Agent, the information agent, the dealer managers or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification. Tenders of Domtar Inc. notes involving any defects or irregularities will not be deemed to have been made until those defects or irregularities have been cured or waived. Domtar Inc. notes received by the Exchange Agent in connection with the exchange offers that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the DTC participant who delivered those Domtar Inc. notes by crediting an account maintained at DTC designated by that DTC participant promptly after the expiration date of the exchange offers or the withdrawal or termination of the exchange offers.

8. Irregularities. All determinations as to the validity, form, eligibility (including time of receipt) and acceptance of any tendered Domtar Inc. notes or delivery of consents pursuant to any of the procedures described above will be made by the Company in the Company’s sole discretion (whose determination shall be final and binding). The Company expressly reserves the absolute right, in its sole discretion, subject to applicable law, to reject any or all tenders of any Domtar Inc. notes or delivery of any or all consents determined by it not to be in proper form or, in the case of tenders of Domtar Inc. notes, if the acceptance for exchange of such Domtar Inc. notes may, in the opinion of the Company’s counsel, be unlawful. The Company also reserves the absolute right, in its sole discretion, subject to applicable law, to waive or amend any of the conditions of the exchange offers or the consent solicitations or to waive any defect or irregularity in any tender with respect to Domtar Inc. notes or delivery of consents of any particular holder, whether or not similar defects or irregularities are waived in the case of other holders. A waiver of any defect or irregularity with respect to the tender of one note shall not constitute a waiver of the same or any other defect or irregularity with respect to the tender of any other note. The Company’s interpretation of the terms and conditions of the exchange offers and consent solicitations (including this Letter of Transmittal and the Instructions hereto) will be final and binding. None of the Company, the Exchange Agent, the Dealer Managers, the Information Agent, the trustee with respect to any of the Domtar Inc. indentures or any other person will be under any duty to give notification of any defects or irregularities in tenders or will incur any liability for failure to give any such notification. If the Company waives its right to reject a defective tender of Domtar Inc. notes, the holder will be entitled to exchange their Domtar Inc. notes for Domtar Corp. notes and receive the corresponding cash consideration, subject to the terms and conditions of the exchange offers and consent solicitations.

9. Waiver of Conditions. The conditions of the exchange offers are for Domtar Corp.’s sole benefit and may be asserted or waived by Domtar Corp. in whole or in part in its reasonable discretion prior to the expiration date. Domtar Corp.’s failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time prior to the expiration date. If Domtar Corp.’s waiver of any of the conditions would constitute a material change in any or all of the exchange offers, Domtar Corp. will disclose that change through a supplement to the Prospectus that will be distributed to each registered holder of Domtar Inc. notes. In addition, Domtar Corp. will extend the exchange offers, in accordance with applicable law, depending upon the significance of the waiver and the manner of disclosure to the registered holders of the Domtar Inc. notes.

10. Withdrawal of Tenders and Revocation of Consents. Tenders of Domtar Inc. notes in connection with any of the exchange offers may be withdrawn at any time prior to the applicable early consent date. Tendered Domtar Inc. notes, whether tendered before or after such date, may not be withdrawn at any time after the applicable early consent date, even if the Company extends the exchange offers. The valid withdrawal of tendered Domtar Inc. notes prior to the applicable early consent date will be deemed to be a concurrent revocation of the consent to the proposed amendments to the applicable Domtar Inc. indenture. A consent may be revoked only by a valid withdrawing of the related Domtar Inc. notes prior to the applicable early consent date. Beneficial owners desiring to withdraw Domtar Inc. notes previously tendered should contact the DTC participant through which they hold their Domtar Inc. notes. In order to withdraw Domtar Inc. notes previously tendered, a DTC participant may, on or prior to the applicable early consent date, withdraw its instruction previously transmitted through ATOP by delivering to the exchange agent by mail, hand delivery or facsimile transmission, notice of withdrawal of such instruction.

Any such notice of withdrawal must: (i) specify the name of the depositor having tendered the Domtar Inc. note to be withdrawn; (ii) include a statement that the depositor is withdrawing its election to have the Domtar Inc. note exchanged, and identify the Domtar Inc. note to be withdrawn (including the principal amount of the Domtar Inc. note); (iii) specify the name in which such Domtar Inc. note is registered, if different from that of the withdrawing holder; and (iv) state that the consent to amend the indenture under which the note was issued is revoked.

The Company will determine all questions as to the validity, form and eligibility (including time of receipt) for such withdrawal notices. The Company’s determination will be final and binding on all parties. Any Domtar Inc. notes so withdrawn will be considered not to have been validly tendered for purposes of the exchange offers and no Domtar Corp. notes will be issued with respect thereto. Properly withdrawn Domtar Inc. notes, however, may be re-tendered by following the procedures described above at any time prior to the expiration of the exchange offers.

11. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Information Agent at the address and telephone number indicated herein.

12. Taxpayer Identification Number and Backup Withholding. If you are receiving an early consent payment, United States federal income tax law generally requires that a tendering holder whose Domtar Inc. notes are accepted for exchange must provide the Exchange Agent (as payer) with such holder’s correct Taxpayer Identification Number (“TIN”), which, in the case of a holder who is an individual, is such holder’s social security number. If the Exchange Agent is not provided with the correct TIN or an adequate basis for an exemption, any payment made to a holder may be subject to backup withholding in an amount equal to 28% of the amount of any reportable payments made to such tendering holder. If backup withholding results in an overpayment of taxes, a refund may be obtained. In addition, a holder who fails to provide a correct TIN or an adequate basis for exemption may be subject to a penalty of $50, which is not refundable.

To prevent backup withholding, each tendering holder that is a U.S. person (including a resident alien) must, unless an exemption applies, provide such holder’s correct TIN by completing the “Substitute Form W-9” set forth herein, certifying that the TIN provided is correct (or that such holder is awaiting a TIN) and that (i) the holder is exempt from backup withholding, (ii) the holder has not been notified by the Internal Revenue Service that such holder is subject to backup withholding as a result of a failure to report all interest or dividends or (iii) the Internal Revenue Service has notified the holder that such holder is no longer subject to backup withholding.

If the holder does not have a TIN, such holder should consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (the “W-9 Guidelines”) for instructions on applying for a TIN, write “Applied For” in the space for the TIN in Part 1 of the Substitute Form W-9, and sign and date the Substitute Form W-9 and the Certificate of Awaiting Taxpayer Identification Number set forth herein. Writing “Applied For” will not prevent backup withholding. A tendering holder who must complete Substitute Form W-9 must provide a correct TIN before a payment is made, or backup withholding may be applied.

If the Domtar Inc. notes are held in more than one name or are not in the name of the actual owner, consult the W-9 Guidelines for information on which TIN to report.

Exempt holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. To prevent possible erroneous backup withholding, an exempt holder should write “Exempt” in Part 2 of Substitute Form W-9. See the W-9 Guidelines for additional instructions. In order for a nonresident alien or foreign entity to qualify as exempt, such person must submit an appropriate Form W-8 signed under penalty of perjury attesting to such exempt status. These forms may be obtained from the Exchange Agent or at the Internal Revenue Service website at www.irs.gov.

13. Transfer Taxes. The Company will pay all U.S. and Canadian transfer taxes, if any, applicable to the transfer of Domtar Inc. notes to it or its order pursuant to the Exchange Offer. If, however, Domtar Corp. notes and/or substitute Domtar Inc. notes not exchanged are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Domtar Inc. notes tendered hereby, or if tendered Domtar Inc. notes are registered in the name of any person other than the person signing this Letter of Transmittal, or if a transfer tax is imposed for any reason other than the transfer of Domtar Inc. notes to the Company or its order pursuant to the Exchange Offer, the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted herewith, the amount of such transfer taxes will be billed directly to such tendering holder.

PAYER’S NAME:

PAYEE’S NAME (as shown on your income tax return): PAYEE’S ADDRESS:

SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number (TIN) and Certification	Part I: Taxpayer Identification Number (TIN) Social Security Number OR Employer Identification Number (If awaiting TIN write “Applied For” and complete Parts III and IV)	Part II: For Payees Exempt from Backup Withholding For Payees Exempt from Backup withholding, see the Guidelines below and complete as instructed therein.

Part III: —Certification—

Under penalties of perjury, I certify that:

(1)    The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and

(2)    I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3)    I am a U.S. person (including a U.S. resident alien).

Certification Instructions—You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).

	Signature of U.S. person	Date

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN A $50 PENALTY IMPOSED BY THE INTERNAL REVENUE SERVICE AND BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL INFORMATION.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATION IF YOU WROTE “APPLIED FOR” IN THE APPROPRIATE LINE IN PART I OF SUBSTITUTE FORM W-9

Certificate of awaiting taxpayer identification number

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all reportable payments made to me pursuant to the offer will be withheld.

Signature	Date

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER—Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the Payer.

For this type of account:	Give NAME and SOCIAL SECURITY number (SSN) of:	For this type of account:	Give NAME and EMPLOYER INDENTIFICATION number (EIN) of:
1. Individual	The individual	6. A valid trust, estate, or pension trust	The legal entity (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)(4)

2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)	7. Corporation or LLC electing corporate status under Form 8832	The corporation

3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)	8. Association, club, religious, charitable, educational or other tax-exempt organization	The organization

4. (a) The usual revocable savings trust (grantor is also trustee) (b) So-called trust account that is not a legal or valid trust under state law	The grantor-trustee(1) The actual owner(1)

9.      Partnership

10.   A broker or registered nominee

11.   Account with the Department of Agriculture in the name of a public entity (such as State or local government, school district, or prison) that receives agricultural program payments

The partnership The broker or nominee The public entity
5. Sole proprietorship or single-owner LLC	The owner(3)

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished
(2)	Circle the minor’s name and furnish the minor’s SSN.
(3)	You must show your individual name, but you may also enter your business or “DBA” name. You may use either your SSN or EIN (if you have one).
(4)	List first and circle the name of the legal trust, estate, or pension trust.
NOTE:	If no name is circled when there is more than one name, the number will be considered to be that of the first name listed

Section references are to the Internal Revenue Code.

Obtaining a Number. If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the “IRS”) and apply for a number.

Payees Exempt from Backup Withholding. The following is a list of payees exempt from backup withholding and for which no information reporting is required. For interest and dividends, all listed payees are exempt except for those listed in item (9). For broker transactions, payees listed in (1) through (13) are exempt. A person registered under the Investment Advisers Act of 1940 who regularly acts as a broker is also exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7), except that the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding or information reporting: medical and health care payments, attorney’s fees and payments for services paid by a federal executive agency. Only payees described in items (2) through (6) are exempt from backup withholding for barter exchange transactions and patronage dividends.

(1)	A corporation.

(2)	An organization exempt from tax under section 501(a), or an individual retirement plan (“IRA”), or a custodial account under 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

(3)	The United States or any of its agencies or instrumentalities.

(4)	A State, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

(5)	A foreign government or any of its political subdivisions, agencies, or instrumentalities.

(6)	An international organization or any of its agencies or instrumentalities.

(7)	A foreign central bank of issue.

(8)	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

(9)	A futures commission merchant registered with the Commodity Futures Trading Commission.

(10)	A real estate investment trust.

(11)	An entity registered at all times during the tax year under the Investment Company Act of 1940.

(12)	A common trust fund operated by a bank under section 584(a).

(13)	A financial institution.

(14)	A middleman known in the investment community as a nominee or custodian or listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

(15)	A trust exempt from tax under section 664 or described in section 4947.

Payments of interest generally not subject to backup withholding include the following:

•

Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade or business and you have not provided your correct taxpayer identification number to the payer.

•	Payments of tax-exempt interest (including exempt interest dividends under section 852).

•	Payments described in section 6049(b)(5) to nonresident aliens.

•	Payments on tax-free covenant bonds under section 1451.

•	Payments made by certain foreign organizations.

Payments that are not subject to information reporting are also not subject to backup withholding. For details see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N, and the regulations under such sections.

Privacy Act Notice. Section 6109 requires you to give your correct taxpayer identification number to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA or Archer MSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, and the District of Columbia to carry out their tax laws. You must provide your taxpayer identification number whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties.

(1) Penalty for Failure to Furnish Taxpayer Identification Number. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information with Respect to Withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3) Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR

THE INTERNAL REVENUE SERVICE

In order to tender, a holder of Domtar Inc. notes should send or deliver a properly completed and signed Letter of Transmittal and any other required documents to the Exchange Agent at its address set forth below or tender pursuant to DTC’s Automated Tender Offer Program.

The Exchange Agent for the Exchange Offers and Consent Solicitations is:

Global Bondholder Services Corporation

65 Broadway, Suite 723

New York, NY 10006

Attention: Corporate Actions

By Facsimile Transmission (Eligible Institutions Only):

(212) 430-3775

Attention: Corporate Actions

Confirm Facsimile by Telephone: (212) 430-3774

Any questions or requests for assistance or for additional copies of the Prospectus, this Letter of Transmittal, or related documents may be directed to the Information Agent at its telephone numbers set forth below. A holder of Domtar Inc. notes may also contact the Dealer Managers at the telephone numbers set forth below or such holder’s custodian bank, depositary, broker, trust company or other nominee for assistance concerning the exchange offers.

The Information Agent for the Exchange Offers and Consent Solicitations is:

Global Bondholder Services Corporation

65 Broadway, Suite 723

New York, NY 10006

Attention: Corporate Actions

Banks and Brokers call: (212) 430-3774

All others call toll free: (866) 430-3700

The Lead Dealer Manager for the Exchange Offers and Lead Solicitation Agent for the

Consent Solicitations is:

J.P. Morgan Securities Inc.

270 Park Avenue, 8th Floor

New York, NY 10017

Attention: Liability Management Group

Collect: (212) 834-4077

Toll free: (866) 834-4666

The Co-Dealer Manager for the Exchange Offers and Co-Solicitation Agent for the

Consent Solicitations is:

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

Attention: Liability Management Group

Collect: (212) 250-2955

Toll free: (866) 627-0391